Exhibit 10.7(1)

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is dated effective as of the 15th day of January, 2015, by and between M LINE HOLDINGS, INC., a Nevada corporation (the “Issuing Borrower”), E.M. TOOL COMPANY, INC., a California corporation, and PRECISION AEROSPACE AND TECHNOLOGIES, INC., a Nevada corporation (each of the foregoing, including the Issuing Borrower, hereinafter sometimes individually referred to as a “Borrower” and all such entities sometimes hereinafter collectively referred to as “Borrowers”), JITENDRA BANKER, an individual, and ANTHONY ANISH, an individual (collectively, the “Guarantors”), and TCA GLOBAL CREDIT MASTER FUND, LP, a Cayman Islands limited partnership (the “Lender”).

RECITALS

WHEREAS, the Borrowers and the Lender executed that certain Credit Agreement dated as of March 31, 2013, but made effective as of April 30, 2013 (the “Original Credit Agreement”), together with First Amendment to Credit Agreement dated as of September 27, 2013 (the “First Amendment”) (the Original Credit Agreement and First Amendment, together with all other renewals, extensions, future advances, amendments, modifications, substitutions, or replacements thereof, sometimes collectively referred to as the “Credit Agreement”); and

WHEREAS, pursuant to the Credit Agreement, the Borrowers executed and delivered to Lender that certain Revolving Note dated as of as of March 31, 2013, but made effective as of April 30, 2013, evidencing a Revolving Loan under the Credit Agreement in the amount of One Million Seven Hundred Thousand Dollars ($1,700,000) (the “Revolving Note”); and

WHEREAS, in connection with the Credit Agreement and the Revolving Note, the Borrowers and the Guarantors executed and delivered to the Lender various ancillary documents referred to in the Credit Agreement as the Loan Documents; and

WHEREAS, the Borrowers’ obligations under the Credit Agreement and the Revolving Note are secured by the following, all of which are included within the Loan Documents: (i) a Security Agreement dated as of March 31, 2013, but made effective as of April 30, 2013, from the Borrowers in favor of the Lender (the “Security Agreement”), pursuant to which the Lender has a continuing, perfected, first-priority security interest encumbering all of the “Collateral” (as such term is defined in the Security Agreement) of each of the Borrowers; (ii) a Validity Guaranty dated as of March 31, 2013, but made effective as of April 30, 2013, from Guarantors in favor of Lender (the “Validity Guaranty”); and (iii) UCC-1 Financing Statements naming the Borrowers, as debtor, and Lender, as secured party, one filed with the Secretary of State of the State of Nevada under filing No. 2013011251-3, and one filed with the Secretary of State of the State of California under filing No. 13-7359071723 (collectively, the “UCC-1’s”), among other Loan Documents; and

WHEREAS, the Borrowers, the Guarantors, and Lender entered into that certain Settlement Agreement dated as of September 8, 2014 (the “Settlement Agreement”) in connection with the obligations of the Borrowers under the Credit Agreement and Revolving Note; and

WHEREAS, the Borrowers and Guarantors are currently in default of their respective obligations under the Credit Agreement, Settlement Agreement, and other Loan Documents (the “Existing Default”); and

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WHEREAS, the Borrowers, the Guarantors, and Lender desire to enter into certain agreements with respect to the Credit Agreement and the other Loan Documents, all as more specifically set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1.             Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2.             Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Credit Agreement, except as otherwise specifically set forth herein. In addition, the other definitional and interpretation provisions of Sections 1.2, 1.3 and 1.4 of the Credit Agreement shall be deemed to apply to all terms and provisions of this Amendment, unless the express context otherwise requires.

3.             Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4.             Modification of Note. From and after the date hereof, the Revolving Note shall be and is hereby severed, split, divided and apportioned into two (2) separate and distinct notes, as follows:

(a)        Replacement Revolving Note A evidencing a principal indebtedness of One Hundred Thousand and No/100 Dollars ($100,000.00), and which is being executed and delivered by Borrowers to Lender simultaneously herewith (the “Replacement Note A”). Replacement Note A shall be and remain secured by the Security Agreement, the Validity Guaranty, the UCC-1’s, and all other applicable Loan Documents.

(b)        Replacement Revolving Note B evidencing a principal indebtedness of Two Million Three Hundred Sixty-Eight Thousand Three Hundred Ninety-Five and 90/100 Dollars ($2,368,395.90), and which is being executed and delivered by Borrowers to Lender simultaneously herewith (the “Replacement Note B”, and together with Replacement Note A, collectively, the “Replacement Notes”). Replacement Note B shall be and remain secured by the Security Agreement, the Validity Guaranty, the UCC-1’s, and all other applicable Loan Documents.

(c)        The Replacement Notes are being executed and delivered simultaneously herewith in substitution for and to supersede the Revolving Note in its entirety. It is the intention of the Borrowers and Lender that while the Replacement Notes replace and supersede the Revolving Note, in its entirety, it is not in payment or satisfaction of the Revolving Note, but rather is the substitute of one evidence of debt for another without any intent to extinguish the old. Nothing contained in this Amendment or in the Replacement Notes shall be deemed to extinguish the indebtedness and obligations evidenced by the Revolving Note or constitute a novation of the indebtedness evidenced by the Revolving Note.

(d)        Notwithstanding the splitting of the Revolving Note into the Replacement Notes in the principal amounts as contemplated by this Amendment, Borrowers understand and acknowledge that all sums received by Lender in payment of the Replacement Notes, or either one of them, shall be applied by Lender in accordance with the terms of the Credit Agreement, first to outstanding fees, charges and other costs due and payable under the Credit Agreement and other Loan Documents, second to accrued and unpaid interest, and last to outstanding principal. By way of example, and not in limitation, if Replacement Note A is sold as contemplated under the Debt Purchase Agreement, upon Lender’s receipt of the purchase price therefor, such amounts received by Lender shall be applied to the total indebtedness evidenced by the Replacement Notes in the order described above.

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(e)        Borrowers understand and acknowledge that in connection with the Debt Purchase Agreement, it may necessary or desirable, in Lender’s sole and absolute discretion, to have the Borrowers further sever, split, divide and apportion the Replacement Notes further to accomplish the sale of the Outstanding Claims to Purchaser in various tranches, as more specifically set forth in the Debt Purchase Agreement. In that regard, within no later than three (3) Business Days after request therefor is made by Lender to Borrowers from time to time, the Borrowers agree to further sever, split, divide and apportion the Replacement Notes, or any of them (or any replacement notes issued in replacement thereof from time to time), and to execute and deliver such replacement notes to Lender within such time frames as required or requested by Lender from time to time.

5.             Sale of Replacement Notes.

(a)        The parties acknowledge that Lender is entering into this Amendment in connection with the contemplated sale of the indebtedness represented by the Replacement Notes to Iconic Holdings I, LLC (“Purchaser”) under the terms of a Debt Purchase Agreement (the “Debt Purchase Agreement”) to be entered into promptly after the execution of this Amendment. In that regard, the Borrowers and Guarantors hereby represent and warrant to Lender as follows, which representations and warranties shall be true and correct as of the date hereof, and which representations and warranties shall be deemed re-made and be true and correct as of each sale of the Replacement Notes:

(i)        All amounts of any nature or kind due and owing by the Borrowers and Guarantors to Lender under the Credit Agreement and the other Loan Documents, and represented by the Replacement Notes or any other Loan Documents (collectively, the “Outstanding Claims”) are bona fide Outstanding Claims against the Borrowers and Guarantors, respectively and as applicable, and are enforceable obligations of the Borrowers and Guarantors, respectively and as applicable, arising in the ordinary course of business, for services and financial accommodations rendered to the Borrowers by Lender in good faith. The Outstanding Claims are currently due and owing and are payable in full.

(ii)        The amount of the Replacement Notes, respectively and as applicable, is the amount due to Lender with respect thereto as of the date hereof, and neither the Borrowers, nor the Guarantors are entitled to any discounts, allowances or other deductions with respect thereto. The aggregate amount of the indebtedness evidenced by the Replacement Notes was funded by Lender to Borrowers at least ☒ six months preceding the date hereof, or ☐ one year preceding the date hereof.

(iii)        The Outstanding Claims are not subject to dispute by the Borrowers or Guarantors, and the Borrowers and Guarantors are unconditionally obligated to pay the full amount of all Outstanding Claims without defense, counterclaim or offset.

(iv)        Except for the Credit Agreement and other Loan Documents, including this Amendment and the Settlement Agreement, there has been no modification, compromise, forbearance, or waiver (written or oral) entered into or given by Lender to Borrowers or Guarantors with respect to the Outstanding Claims.

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(v)             Intentionally left blank.

(vi)           That the Credit Agreement and each of the Loan Documents executed by the Borrowers and Guarantors, including the Settlement Agreement, respectively and as applicable, and all obligations due and owing thereunder, are valid and binding obligations of the Borrowers and Guarantors, respectively and as applicable, enforceable against the Borrowers and Guarantors in accordance with their respective terms.

(b)         The Borrowers and Guarantors acknowledge that the Outstanding Claims are being sold by Lender to Purchaser in accordance with the Debt Purchase Agreement, and that payment of the purchase price by Purchaser to Lender for such Outstanding Claims is conditioned upon the Borrowers’ strict compliance with the terms of certain agreements to be entered into between the Borrowers and Purchaser (the “Iconic Agreements”). Borrowers hereby covenant and agree to strictly comply with each and every term and provision of the Iconic Agreements, including, without limitation, timely issuance and delivery of Common Stock to Purchaser upon conversion by Purchaser of any convertible notes then in Purchaser’s possession. In addition, Borrowers and Guarantors hereby acknowledge that if the Issuing Borrower fails to issue and deliver its Common Stock to Purchaser in strict accordance with the terms of the Iconic Agreements, then the Outstanding Claims (or any portion thereof for which the purchase price therefor remains unpaid) shall be and remain a valid and effective debt of the Borrowers and Guarantors, respectively and as applicable, to Lender, enforceable in accordance with its terms, and such Outstanding Claims, and all collateral and security rights related thereto (except with respect to any portion of the Outstanding Claims sold to Purchaser and for which the purchase price therefor was paid to Lender), shall not be deemed or construed as having been compromised, settled, exchanged, extinguished, modified, or otherwise impaired in any manner whatsoever.

(c)         The Borrowers and Guarantors understand and acknowledge that Lender is relying on the representations, warranties and covenants of the Borrowers and Guarantors set forth in this Amendment in order to enter into the Debt Purchase Agreement, and the foregoing representations, warranties and acknowledgements by the Borrowers and Guarantors are a material inducement for Lender to agree to a sale of the Outstanding Claims to Purchaser, and without this acknowledgement, Lender would not have sold the Outstanding Claims to Purchaser.

6.             Ratification. The Borrowers and Guarantors each hereby acknowledge, represent, warrant and confirm to Lender that: (i) each of the Loan Documents executed by the Borrowers and Guarantors, including the Settlement Agreement, are valid and binding obligations of the Borrowers and Guarantors, respectively and as applicable, enforceable against the Borrowers and Guarantors in accordance with their respective terms; (ii) all Obligations of the Borrowers and Guarantors under the Credit Agreement, all other Loan Documents and this Amendment, including the Settlement Agreement, shall be and continue to be and remain (after execution of this Amendment and the Debt Purchase Agreement) secured by and under the Loan Documents, including the Security Agreement, the Validity Guaranty, and the UCC-1’s; (iii) there are no defenses, setoffs, counterclaims, cross-actions or equities in favor of the Borrowers or Guarantors, to or against the enforcement of any of the Loan Documents, and to the extent any of the Borrowers or Guarantors have any defenses, setoffs, counterclaims, cross-actions or equities against Lender and/or against the enforceability of any of the Loan Documents, the Borrowers and Guarantors each acknowledge and agree that same are hereby fully and unconditionally waived by the Borrowers and Guarantors; and (iv) no oral representations, statements, or inducements have been made by Lender, or any agent or representative of Lender, with respect to the Credit Agreement, this Amendment, the Settlement Agreement, or any other Loan Documents, or the Debt Purchase Agreement.

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7.              Additional Confirmations. The Borrowers hereby represent, warrant and covenant as follows: (i) that the Lender’s Liens and security interests in all of the “Collateral” (as such term is defined in the Credit Agreement and the Security Agreement) are and remain valid, perfected, first-priority security interests in such Collateral, subject only to Permitted Liens and as otherwise released in accordance with the terms of the Settlement Agreement and the Debt Purchase Agreement, and the Borrowers have not granted any other Liens or security interests of any nature or kind in favor of any other Person affecting any of such Collateral.

8.              Lender’s Conduct. As of the date of this Amendment, the Borrowers and Guarantors hereby acknowledge and admit that: (i) the Lender has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with the Credit Agreement or any other Loan Documents; and (ii) that there are no other promises, obligations, understandings or agreements with respect to the Credit Agreement or the Loan Documents, except as expressly set forth herein, or in the Credit Agreement and other Loan Documents.

9.              Redefined Terms. The term “Loan Documents,” as defined in the Credit Agreement and as used in this Amendment, shall be deemed to refer to and include this Amendment, the Replacement Notes, the Settlement Agreement, and all other documents or instruments executed in connection with this Amendment.

10.           Affirmation of Validity Guaranty. The Guarantors do hereby acknowledge and agree as follows: (i) Guarantors acknowledge having reviewed the terms of this Amendment, and agree to the terms thereof; (ii) that the Validity Guaranty, and all representations, warranties, covenants, agreements and guaranties made by Guarantors thereunder, and any other Loan Documents by which the Guarantors may be bound, shall and do hereby remain, are effective and continue to apply to the Loan Documents, and with respect to all obligations of the Borrowers under the Loan Documents, as amended by this Amendment; (iii) that this Amendment shall not in any way adversely affect or impair the obligations of the Guarantors to Lender under any of the Loan Documents; and (iv) the Validity Guaranty is hereby ratified, confirmed and continued, all as of the date of this Amendment.

11.           Representations and Warranties of the Borrowers. The Borrowers hereby make the following representations and warranties to the Lender:

(a)             Authority and Approval of Agreement; Binding Effect. The execution and delivery by the Borrowers of this Amendment, the Replacement Notes, and all other documents executed and delivered in connection herewith and therewith, and the performance by Borrowers of all of their Obligations hereunder and thereunder, have been duly and validly authorized and approved by the Borrowers and their respective board of directors pursuant to all applicable laws and no other corporate action or consent on the pail of the Borrowers, their board of directors, stockholders or any other Person is necessary or required by the Borrowers to execute this Amendment, the Replacement Notes, and the documents executed and delivered in connection herewith and therewith, to consummate the transactions contemplated herein or therein, or perform all of the Borrowers’ Obligations hereunder or thereunder. This Amendment, the Replacement Notes, and each of the documents executed and delivered in connection herewith and therewith have been duly and validly executed by the Borrowers (and the officer executing this Amendment and all such other documents for each Borrower is duly authorized to act and execute same on behalf of each Borrower) and constitute the valid and legally binding agreements of the Borrowers, enforceable against the Borrowers in accordance with their respective terms.

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12.           Indemnification. Each Borrower and Guarantors, jointly and severally, hereby indemnifies and holds the Lender Indemnitees, their successors and assigns, and each of them, harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature, payable by any of the Lender Indemnitees to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable law (collectively, the “Claims”), through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to any matters relating to this Amendment, the Credit Agreement or any other Loan Documents, including the assertion of a claim or ruling by a Governmental Authority that documentary stamp tax, intangible tax or any penalties or interest associated therewith must be paid by reason of the execution and delivery of any of the Replacement Notes. The foregoing indemnification obligations shall survive the termination of the Credit Agreement or any of the Loan Documents, repayment of the Obligations, and the sale of any portion of the Outstanding Claims.

13.           Release. As a material inducement for Lender to enter into this Amendment, each of the Borrowers and Guarantors does hereby release, waive, discharge, covenant not to sue, acquit, satisfy and forever discharges each of the Lender Indemnitees and their respective successors and assigns, from any and all Claims whatsoever in law or in equity which the Borrowers or Guarantors ever had, now have, or which any successor or assign of the Borrowers or Guarantors hereafter can, shall or may have against any of the Lender Indemnitees or their successors and assigns, for, upon or by reason of any matter, cause or thing whatsoever related to the Credit Agreement, this Amendment or any other Loan Documents, through the date hereof. The Borrowers and Guarantors further expressly agree that the foregoing release and waiver agreement is intended to be as broad and inclusive as permitted by the laws governing the Credit Agreement. In addition to, and without limiting the generality of foregoing, the Borrowers and Guarantors further covenant with and warrant unto the Lender and each of the other Lender Indemnitees, that as of the date hereof, there exists no claims, counterclaims, defenses, objections, offsets or other Claims against Lender or any other Lender Indemnitees, or the obligation of the Borrowers and Guarantors to comply with the terms and provisions of the Credit Agreement, this Amendment and all other Loan Documents. The foregoing release shall survive the termination of the Credit Agreement or any of the Loan Documents, repayment of the Obligations, and the sale of any portion of the Outstanding Claims.

14.           Effect on Agreement and Loan Documents. Except as expressly amended by this Amendment, all of the terms and provisions of the Credit Agreement and the Loan Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

15.           Waiver. This Amendment shall not be deemed or construed in any manner as a waiver by the Lender of any Claims, defaults, Events of Default, breaches or misrepresentations by the Borrowers or Guarantors under the Credit Agreement, any other Loan Documents, or any of Lender’s rights or remedies in connection therewith.

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16.             Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

17.             Fees and Expenses.

(a)            Document Review and Legal Fees; Due Diligence. The Borrowers hereby agree to pay to the Lender or its counsel a legal fee equal to Three Thousand Five Hundred and No/100 Dollars ($3,500.00) for the preparation, negotiation and execution of this Amendment and all other documents in connection herewith. Borrowers and Lender agree and acknowledge that the foregoing fees and costs contemplated hereby have been paid and received by Lender’s counsel.

18.             Additional Agreements. Not later than five (5) Business Days after the execution of this Amendment by Borrowers and Guarantors, Borrowers and Guarantors shall cause their legal counsel to withdraw and file the appropriate notice of withdrawal, with prejudice, of that certain Motion to Vacate Entry of Sister-State Judgment filed by Borrowers, Guarantors, and others, with the Superior Court of California, County of Orange — Central Justice Center, in Case No. 30-2014-00761998-CU-EN-CJC. Failure of the Borrowers and Guarantors to withdraw such motion as hereby required shall be an additional and immediate Event of Default under the Credit Agreement and all other Loan Documents. In addition, not later than five (5) Business Days after the execution of this Amendment by Borrowers and Guarantors, Borrowers and Guarantors shall cause their legal counsel to file a notice of withdrawal, with prejudice, of all objections and alleged grounds to vacate TCA’s Sister-State Judgment entered against them in the District Court of Nevada, County of Clark, in Case No. A-15-711963-F Dept. No. XXV.

[Signatures on the following page]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

BORROWERS:

M LINE HOLDINGS, INC.,
a Nevada corporation

By:	/s/ Anthony L. Anish
Name:	ANTHONY L. ANISH
Title:	COO

E.M. TOOL COMPANY, INC.,		PRECISION AEROSPACE AND
a California corporation		TECHNOLOGIES, INC.,
a Nevada corporation

By:	/s/ Anthony L. Anish	By:	/s/ Anthony L. Anish
Name:	ANTHONY L. ANISH	Name:	ANTHONY L. ANISH
Title:	PRES	Title:	PRES

JITENDRA BANKER,		ANTHONY ANISH
an Individual		an Individual

By:	/s/ J. Banker	By:	/s/ Anthony L. Anish
Name:	J. BANKER	Name:	ANTHONY L. ANISH

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd.
Its:	General Partner

By:	/s/ Robert Press
Robert Press, Director

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